[KPMG, LLP LETTERHEAD]


                        Consent of Independent Auditors


The Board of Directors
Technitrol, Inc.:

We consent to the use of our report included in the Annual Report on Form 10-K of Technitrol, Inc. for the year ended December 31, 1998 which has been incorporated by reference in this Registration Statement on Form S-8.


KPMG LLP


Philadelphia, Pennsylvania
August 12, 1999